EXHIBIT 10.6

FIRST AMENDMENT TO THE RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT
AND LIFE PLAN OF
AVON PRODUCTS, INC.

     THIS FIRST AMENDMENT, made on this 26th day of October 2000, by AVON PRODUCTS, INC. (the “Company”), a corporation duly organized and existing under the laws of the State of New York;

WITNESSETH:

     WHEREAS, the Company maintains the Supplemental Executive Retirement and Life Plan of Avon Products, Inc. (the “Plan”) which was last amended and restated as of July 1, 1998; and

     WHEREAS, the Company desires to further amend the Plan with respect to the interest rate used to determine actuarial equivalence in certain circumstances;

     NOW, THEREFORE, the Plan is hereby amended, effective November 1, 2000, by amending Section 2.1 in its entirety to read as follows:

          “2.1 ‘Actuarial Equivalent’ shall mean a benefit of equivalent value, when computed on the basis of the same mortality table and the rate or rates of interest and/or the empirical tables which are being used to determine the Participant’s benefit under the Retirement Plan. However, in the case of lump sum distributions of a Participant’s Supplemental Retirement Allowance, the conversion factor used to determine the actuarial equivalent shall be the same as specified in Section (e) of Appendix 1 of the Retirement Plan.”

     Except as specifically amended hereby, the Plan shall remain in full force and effect as to this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

AVON PRODUCTS, INC.

By:	/s/ Andrea Jung

Title:	President and Chief Executive Officer

ATTEST:

_____________________
Title: Secretary